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                                                                    EXHIBIT 3(c)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            DENBURY MANAGEMENT, INC.
                               (WITH AMENDMENTS)

       Pursuant to the provisions of the Texas Business Corporation Act (the "TBCA"), Denbury Management, Inc., a Texas corporation (the "Corporation"), hereby adopts these Restated Articles of Incorporation (the "Restated Articles"), which accurately reflect the original Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the "Original Articles") and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE I

       The name of the Corporation is Denbury Management, Inc.

                                   ARTICLE II

       The Original Articles of the Corporation are amended by these Restated Articles as follows: (a) ARTICLE THREE is amended and restated in its entirety to read as set forth in ARTICLE THREE of the Restated Articles so as to revise the purposes of the Corporation; (b) ARTICLE SEVEN is amended and restated in its entirety to read as set forth in ARTICLE SEVEN of the Restated Articles to include the current members of the Board of Directors; (c) ARTICLE EIGHT is amended and restated in its entirety to read as set forth in ARTICLE EIGHT of the Restated Articles to delete incorporator information and add provisions regarding interested directors; (d) ARTICLE NINE is amended and restated in its entirety to delete close corporation status provisions and add indemnification provisions; (e) ARTICLE TEN is added to set forth requirements for quorum voting; (f) ARTICLE ELEVEN is added to deny preemptive rights; (g) ARTICLE TWELVE is added to deny cumulative voting; (h) ARTICLE THIRTEEN is added to provide for maximum protection against director liability; and (i) ARTICLE FOURTEEN is added to allow less than unanimous written consents of shareholder actions.

                                  ARTICLE III

       Each such amendment and addition made by these Restated Articles has been effected in conformity with the provisions of the TBCA, and these Restated Articles and each such amendment made by these Restated Articles were duly adopted and approved by the shareholders of the Corporation on February __, 1998.

                                   ARTICLE IV

       The holder of all of the shares outstanding and entitled to vote on said amendments has signed a consent in writing pursuant to Article 9.10.A of the TBCA adopting said amendments.

                                   ARTICLE V

       The Original Articles are hereby superseded by the following Restated Articles, which accurately copy the entire text thereof as amended as set forth above.
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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            DENBURY MANAGEMENT, INC.

                                  ARTICLE ONE

       The name of the Corporation is Denbury Management, Inc.

                                  ARTICLE TWO

       The period of its duration is perpetual.

                                 ARTICLE THREE

       The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "TBCA").

                                  ARTICLE FOUR

       The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000 at $0.10 par value.

                                  ARTICLE FIVE

       The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.

                                  ARTICLE SIX

       The address of its registered office is 1100 Louisiana, Suite 1800, Houston, Texas 77002-5214, and the name of its registered agent at such address is Donald W. Brodsky.

                                 ARTICLE SEVEN

       The number of directors constituting the current Board of Directors is four (4), and the names and addresses of the directors are:

       Gareth Roberts                             Phil Rykhoek
       17304 Preston Road                         17304 Preston Road
       Suite 200                                  Suite 200
       Dallas, Texas  75252,                      Dallas, Texas  75252

       Matthew Deso                               Mark Worthey
       17304 Preston Road                         17304 Preston Road
       Suite 200                                  Suite 200
       Dallas, Texas  75252                       Dallas, Texas  75252





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                                 ARTICLE EIGHT

       No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

              (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

              (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the disinterested shareholders; or

              (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

       This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

                                  ARTICLE NINE

       The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the TBCA, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Nine is in effect. Any repeal or amendment of this Article Nine shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such





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repeal or amendment of this Article Nine, or any of their rights pursuant to any indemnification agreement in effect at the time of such repeal or amendment. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TBCA, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the TBCA, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

       The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law and may enter into indemnification agreements with any person covered by this Article Nine.

       To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Nine shall extend to proceedings involving the negligence of such person.

       As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                  ARTICLE TEN

       Any action of the Corporation which, under the provisions of the TBCA or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of 50% of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than 50% of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the TBCA or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than 50% of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article





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Ten shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these Restated Articles; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

       Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

       Except as otherwise provided in this Article Ten or as otherwise required by the TBCA or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

       Nothing contained in this Article Ten is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these Articles of Incorporation, the bylaws of the Corporation, or by the TBCA or other applicable law.

                                 ARTICLE ELEVEN

       No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or
(d) any other securities that may be issued or sold by the Corporation.

                                 ARTICLE TWELVE

       Cumulative voting for the election of directors is expressly denied and prohibited.

                                ARTICLE THIRTEEN

       To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Thirteen does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

              (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

              (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;





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              (c)    a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

              (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

       Any repeal or amendment of this Article Thirteen by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteen, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the TBCA.

                                ARTICLE FOURTEEN

       Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


       EXECUTED this 18th day of February, 1998.





                                           /s/ GARETH ROBERTS
                                           -------------------------------------
                                           Gareth Roberts, President





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